Boston Scientific announces results for first quarter 2026

Marlborough, Mass. (April 22, 2026) -- Boston Scientific Corporation (NYSE: BSX) generated net sales of $5.203 billion during the first quarter of 2026, growing 11.6 percent on a reported basis and 9.4 percent on an operational1 and organic2 basis, all compared to the prior year period. The company reported GAAP net income attributable to Boston Scientific common stockholders of $1.341 billion or $0.90 per share (EPS), compared to $674 million or $0.45 per share a year ago, and achieved adjusted3 EPS of $0.80 for the period, compared to $0.75 a year ago.

"Our global team and the strength of our category leadership strategy enabled us to deliver solid results this quarter," said Mike Mahoney, chairman and chief executive officer, Boston Scientific. “We remain focused on executing our long-term strategy and advancing our differentiated pipeline to drive meaningful impact for patients, physicians and hospital systems.”

First quarter financial results and recent developments:

•Reported net sales of $5.203 billion, representing an increase of 11.6 percent on a reported basis, compared to the company's guidance range of 10.5 to 12.0 percent; and 9.4 percent on an operational and organic basis, compared to the company's guidance range of 8.5 to 10.0 percent, all compared to the prior year period.

•Reported GAAP net income attributable to Boston Scientific common stockholders of $0.90 per share, and achieved adjusted EPS of $0.80 per share, compared to the guidance range of $0.78 to $0.80 per share.

•Achieved the following net sales growth in each reportable segment, compared to the prior year period:
◦MedSurg: 7.8 percent reported, 5.7 percent operational and organic
◦Cardiovascular: 13.5 percent reported, 11.2 percent operational and organic

•Achieved the following net sales growth in each region, compared to the prior year period:
◦United States (U.S.): 10.9 percent reported and operational
◦Europe, Middle East and Africa (EMEA): 10.1 percent reported and 1.2 percent operational
◦Asia-Pacific (APAC): 14.7 percent reported and 12.0 percent operational
◦Latin America and Canada (LACA): 19.0 percent reported and 12.0 percent operational

•Announced clinical trial results that were presented in late-breaking sessions at the 75th Annual Scientific Session of the American College of Cardiology and simultaneously published in The New England Journal of Medicine including:
◦The CHAMPION-AF study of the WATCHMAN FLX™ Left Atrial Appendage Closure Device as a first-line option for stroke risk reduction, which met all primary and secondary endpoints and demonstrated superior bleeding risk reduction and similar efficacy of the WATCHMAN FLX device compared to oral anticoagulants in a broad population of patients with non-valvular atrial fibrillation (AF).
◦The HI-PEITHO clinical trial evaluating the EKOS™ Endovascular System for the treatment of acute pulmonary embolism (PE) in patients with intermediate-risk PE, which demonstrated the EKOS system plus anticoagulation was superior to anticoagulation alone.

•Announced positive outcomes from the ADVENT Long-Term Outcomes clinical trial, which demonstrated greater long-term AF treatment success, fewer hospital-based arrhythmia interventions and lower repeat ablation rates at four years with FARAPULSE™ Pulsed Field Ablation (PFA) compared to thermal ablation.

•Received National Medical Products Association approval in China for the OPAL HDx™ Mapping System, which enables catheter visualization during FARAPULSE PFA procedures.

•Published in Chronic Pain and Management Journal outcomes from the 24-month COMFORT clinical trial demonstrating durable and statistically significant pain relief and improved quality of life with peripheral nerve stimulation therapy with the Nalu Neurostimulation System compared to conventional medical management in patients with chronic pain.

•Received U.S. Food and Drug Administration 510(k) clearance for the Asurys™ Fluid Management System, designed to provide real-time irrigation management during endoscopic urologic procedures; when used with the LithoVue™ Elite Single-Use Flexible Ureteroscope System, it also supports intrarenal pressure (IRP) management during ureteroscopy.

•Completed the acquisition of Valencia Technologies Corporation, a privately held company focused on the development and commercialization of the eCoin® System, an implantable tibial nerve stimulation device for the treatment of urge urinary incontinence.

•Elected to the company's board of directors Cathy Smith, chief financial officer of Starbucks, and Christophe Weber, president and chief executive officer of Takeda Pharmaceutical.

1. Operational net sales growth excludes the impact of foreign currency fluctuations.
2. Organic net sales growth excludes the impact of foreign currency fluctuations and net sales attributable to certain acquisitions and divestitures for which there are less than a full period of comparable net sales.
3. Adjusted EPS excludes the impacts of certain charges (credits) which may include amortization expense, goodwill and other intangible asset impairment charges, acquisition/divestiture-related net charges (credits), investment portfolio net losses (gains) and impairments, restructuring and restructuring-related net charges (credits), litigation-related net charges (credits), European Union (EU) Medical Device Regulation (MDR) implementation costs, debt extinguishment net charges, deferred tax expenses (benefits) and discrete tax items.

Net sales for the first quarter by business and region:

			Increase/(Decrease)
	Three Months Ended March 31,		Reported Basis	Impact of Foreign Currency Fluctuations	Operational Basis	Impact of Certain Acquisitions/Divestitures	Organic Basis
(in millions)	2026	2025
Endoscopy	$736	$673	9.4%	(2.6)%	6.8%	—%	6.8%
Urology	646	633	2.1%	(1.6)%	0.5%	—%	0.5%
Neuromodulation	318	271	17.4%	(1.9)%	15.4%	—%	15.4%
MedSurg	1,701	1,577	7.8%	(2.1)%	5.7%	—%	5.7%
Cardiovascular	3,503	3,085	13.5%	(2.3)%	11.2%	—%	11.2%
Net Sales	$5,203	$4,663	11.6%	(2.2)%	9.4%	—%	9.4%

					Increase/(Decrease)
			Three Months Ended March 31,		Reported Basis	Impact of Foreign Currency Fluctuations	Operational Basis
(in millions)			2026	2025
U.S.			$3,284	$2,960	10.9%	—%	10.9%
EMEA			932	846	10.1%	(8.8)%	1.2%
APAC			803	701	14.7%	(2.7)%	12.0%
LACA			185	155	19.0%	(7.0)%	12.0%
Net Sales			$5,203	$4,663	11.6%	(2.2)%	9.4%

Amounts may not add due to rounding. Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

Net sales growth rates that exclude the impact of foreign currency fluctuations and/or the impact of certain acquisitions/divestitures are not prepared in accordance with U.S. GAAP.

Guidance for Full Year and Second Quarter 2026

The company now estimates net sales growth for the full year 2026, versus the prior year period, to be approximately 7.0 to 8.5 percent on a reported basis and 6.5 to 8.0 percent on an organic basis. Full year organic net sales guidance excludes the impact of foreign currency fluctuations and net sales attributable to certain acquisitions and divestitures for which there are less than a full period of comparable net sales. The company now estimates adjusted EPS, excluding certain charges (credits), of $3.34 to $3.41.

The company estimates net sales growth for the second quarter of 2026, versus the prior year period, to be approximately 5.5 to 7.5 percent on a reported basis and 5.0 to 7.0 percent on an organic basis. Second quarter organic net sales guidance excludes the impact of foreign currency fluctuations and net sales attributable to certain acquisitions and divestitures for which there are less than a full period of comparable net sales. The company estimates adjusted EPS, excluding certain charges (credits), of $0.82 to $0.84.

The company has not provided reconciliations of the forward-looking adjusted EPS guidance to GAAP guidance as it is unable to predict with reasonable certainty and without unreasonable efforts the impact of certain items such as intangible asset impairment charges, acquisition-related charges, restructuring and restructuring-related charges and litigation-related charges. The combined impact of these items is uncertain, dependent on various factors and cannot be predicted with reasonable certainty, and could be material to our GAAP measures of financial results.

Conference Call Information

Boston Scientific management will be discussing these results with analysts on a conference call today at 8:00 a.m. ET. The company will webcast the call to interested parties through its website: investors.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for approximately one year on the Boston Scientific website.

About Boston Scientific

Boston Scientific transforms lives through innovative medical technologies that improve the health of patients around the world. As a global medical technology leader for more than 45 years, we advance science for life by providing a broad range of high-performance solutions that address unmet patient needs and reduce the cost of healthcare. Our portfolio of devices and therapies helps physicians diagnose and treat complex cardiovascular, respiratory, digestive, oncological, neurological and urological diseases and conditions. Learn more at www.bostonscientific.com and follow us on LinkedIn.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "may," "intend" and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding our expected net sales; reported, operational and organic revenue growth rates; adjusted EPS for the second quarter and full year 2026; our financial performance; acquisitions; clinical trials; our business plans and product performance; and new and anticipated product approvals and launches. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Risks and uncertainties that may cause such differences include, among other things: economic conditions, including the impact of foreign currency fluctuations; future U.S. and global political, competitive, reimbursement and regulatory conditions, including changing trade and tariff policies; geopolitical events, conflicts and tensions; manufacturing, distribution and supply chain disruptions and cost increases; disruptions caused by cybersecurity events; disruptions caused by public health emergencies or extreme weather or other climate change-related events; labor shortages and increases in labor costs; variations in outcomes of ongoing and future clinical trials and market studies; new product introductions; expected procedural volumes; the closing and integration of acquisitions; demographic trends; intellectual property; litigation; financial market conditions; the execution and effect of our business strategy, including our cost-savings and growth initiatives; and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements, except as required by law. This cautionary statement is applicable to all forward-looking statements contained in this press release.

Note: Amounts reported in millions within this press release are computed based on the amounts in thousands. As a result, the sum of the components reported in millions may not equal the total amount reported in millions due to rounding. Certain columns and rows within tables may not add due to the use of rounded numbers. Percentages presented are calculated from the underlying unrounded amounts.

Use of Non-GAAP Financial Information

A reconciliation of the company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the company's use of these non-GAAP financial measures, is included in the exhibits attached to this press release.

CONTACT:
Media:	Chanel Hastings	Investors:	Lauren Tengler
	508-382-0288 (office)		508-683-4479 (office)
	Media Relations		Investor Relations
	Boston Scientific Corporation		Boston Scientific Corporation
	chanel.hastings@bsci.com		BSXInvestorRelations@bsci.com

BOSTON SCIENTIFIC CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
(in millions, except per share data)	2026	2025

Net sales	$5,203	$4,663
Cost of products sold (excluding amortization expense)	1,590	1,453
Gross profit	3,614	3,210

Operating expenses:
Selling, general and administrative expenses	1,781	1,597
Research and development expenses	516	443
Royalty expense	12	14
Amortization expense	232	219
Contingent consideration net expense (benefit)	(30)	5
Restructuring net charges (credits)	3	10
	2,513	2,288
Operating income (loss)	1,101	921

Other income (expense):
Interest expense	(90)	(82)
Other, net	151	(34)
Income (loss) before income taxes	1,162	805
Income tax expense (benefit)	(176)	133
Net income (loss)	1,339	672
Net income (loss) attributable to noncontrolling interests	(2)	(2)
Net income (loss) attributable to Boston Scientific common stockholders	$1,341	$674

Net income (loss) per common share - basic	$0.90	$0.46
Net income (loss) per common share - diluted	$0.90	$0.45

Weighted-average shares outstanding
Basic	1,484.9	1,477.2
Diluted	1,495.0	1,493.1

Amounts may not add due to rounding.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended March 31, 2026
(in millions, except per share data)	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Net Income (Loss) Attributable to Noncontrolling Interests	Net Income (Loss) Attributable to Boston Scientific Common Stockholders	Impact per Share
Reported	$3,614	$2,513	$1,101	$61	$1,162	$1,339	$(2)	$1,341	$0.90
Non-GAAP adjustments:
Amortization expense	—	(232)	232	—	232	205	2	202	0.14
Acquisition/divestiture-related net charges/credits	27	(56)	83	(36)	47	32	—	32	0.02
Restructuring and restructuring-related net charges/credits	22	(13)	35	—	35	33	—	33	0.02
Investment portfolio net losses/gains and impairments	—	—	—	(137)	(137)	(104)	—	(104)	(0.07)
EU MDR implementation costs	5	(2)	7	—	7	6	—	6	0.00
Deferred tax expenses/benefits	—	—	—	—	—	(320)	—	(320)	(0.21)
Adjusted	$3,668	$2,209	$1,459	$(112)	$1,347	$1,190	$0	$1,189	$0.80

	Three Months Ended March 31, 2025
(in millions, except per share data)	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Net Income (Loss) Attributable to Noncontrolling Interests	Net Income (Loss) Attributable to Boston Scientific Common Stockholders	Impact per Share
Reported	$3,210	$2,288	$921	$(116)	$805	$672	$(2)	$674	$0.45
Non-GAAP adjustments:
Amortization expense	—	(219)	219	—	219	189	2	187	0.13
Acquisition/divestiture-related net charges/credits	89	(58)	148	1	149	154	—	154	0.10
Restructuring and restructuring-related net charges/credits	24	(24)	49	—	49	42	—	42	0.03
Investment portfolio net losses/gains and impairments	—	—	—	8	8	7	—	7	0.00
EU MDR implementation costs	9	(4)	12	—	12	11	—	11	0.01
Deferred tax expenses/benefits	—	—	—	—	—	47	—	47	0.03
Adjusted	$3,332	$1,982	$1,350	$(106)	$1,243	$1,121	$0	$1,121	$0.75

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.
Amounts may not add due to rounding.

BOSTON SCIENTIFIC CORPORATION
Q2 and FY 2026 GUIDANCE RECONCILIATIONS
(Unaudited)

Net Sales
	Q2 2026 Estimate		Full Year 2026 Estimate
	(Low)	(High)	(Low)	(High)
Reported growth	5.5%	7.5%	7.0%	8.5%
Impact of foreign currency fluctuations	(0.5)%	(0.5)%	(0.5)%	(0.5)%
Operational growth	5.0%	7.0%	6.5%	8.0%
Impact of certain acquisitions/divestitures	—%	—%	—%	—%
Organic growth	5.0%	7.0%	6.5%	8.0%

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures, including adjusted net income (loss), adjusted net income (loss) attributable to Boston Scientific common stockholders and adjusted net income (loss) per share (EPS) that exclude certain charges (credits); operational net sales, which exclude the impact of foreign currency fluctuations; and organic net sales, which exclude the impact of foreign currency fluctuations as well as the impact of certain acquisitions and divestitures with less than a full period of comparable net sales. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than we do, which may limit the usefulness of those measures for comparative purposes.

To calculate adjusted net income (loss), adjusted net income (loss) attributable to Boston Scientific common stockholders and adjusted net income (loss) per share, we exclude certain charges (credits) from GAAP net income and GAAP net income attributable to Boston Scientific common stockholders, which include amortization expense, goodwill and other intangible asset impairment charges, acquisition/divestiture-related net charges (credits), investment portfolio net losses (gains) and impairments, restructuring and restructuring-related net charges (credits), litigation-related net charges (credits), EU MDR implementation costs, debt extinguishment net charges, deferred tax expenses (benefits) and discrete tax items. Amounts are presented after-tax using the company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 740-270-30, “General Methodology and Use of Estimated Annual Effective Tax Rate.” In addition to the explanation below, please refer to Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission or Part I, Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations in any Quarterly Report on Form 10-Q that we have filed or will file thereafter for an explanation of each of these adjustments and the reasons for excluding each item. The following is an explanation of each incremental or revised adjustment type, since our most recent Annual Report on Form 10-K, that management excluded as part of these non-GAAP financial measures as well as the reason for excluding each item:

•Restructuring and restructuring-related net charges (credits) - These adjustments primarily represent severance and other compensation-related charges, fixed asset write-offs, contract cancellations, project management fees, facility shut down costs, costs to transfer manufacturing lines between geographically dispersed facilities and other direct costs associated with our restructuring plans. These restructuring plans each consist of distinct initiatives that are fundamentally different from our ongoing, core cost reduction initiatives in terms of, among other things, the frequency with which each action is performed and the required planning, resourcing, cost and timing. Examples of such initiatives include the movement of business activities, facility consolidations and closures and the transfer of product lines between manufacturing facilities, which, due to the highly regulated nature of our industry, requires a significant investment in time and cost to create duplicate manufacturing lines, run product validations and seek regulatory approvals. Restructuring plans take place over a defined timeframe and have a distinct project timeline that requires, and begins subsequent to, approval by our Board of Directors. In contrast to our ongoing cost reduction initiatives, restructuring plans typically result in duplicative cost and exit costs over the defined timeframe and are not considered part of our core, ongoing operations. In addition, we may incur certain charges such as severance and other compensation-related charges, fixed asset write-offs, contract cancellations, facility shutdown costs, and inventory write-downs associated with discontinuations of significant product lines. These restructuring plans and activities are incremental to the core activities that arise in the ordinary course of our business. Restructuring and restructuring-related net charges (credits) are excluded from management's assessment of operating performance and from our operating segments' measures of profit and loss used for making operating decisions and assessing performance.

•Deferred tax expenses (benefits) - These amounts represent significant non-cash tax benefits arising from internal reorganizations or intra-entity asset transfers. The deferred tax effects related to the establishment and subsequent reversal of net deferred tax assets are excluded from management's assessment of operating performance used for making operating decisions and assessing performance.

The GAAP financial measures most directly comparable to adjusted net income (loss), adjusted net income (loss) attributable to Boston Scientific common stockholders and adjusted net income (loss) per share are GAAP net income (loss), GAAP net income (loss) attributable to Boston Scientific common stockholders and GAAP net income (loss) per common share – diluted, respectively.

To calculate operational net sales growth rates, which exclude the impact of foreign currency fluctuations, we convert actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior periods. To calculate organic net sales growth rates, we also remove the impact of certain acquisitions and divestitures with less than a full period of comparable net sales. The GAAP financial measure most directly comparable to operational net sales and organic net sales is net sales reported on a GAAP basis.

Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included in the accompanying schedules.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of our operating segments. The adjustments excluded from our non-GAAP financial measures are consistent with those excluded from our operating segments’ measures of net sales and profit or loss. These adjustments are excluded from the segment measures reported to our chief operating decision maker that are used to make operating decisions and assess performance.

We believe that presenting adjusted net income (loss), adjusted net income (loss) attributable to Boston Scientific common stockholders, adjusted net income (loss) per share, operational net sales growth rates and organic net sales growth rates, in addition to the corresponding GAAP financial measures, provides investors greater transparency to the information used by management for its operational decision-making and allows investors to see our results “through the eyes” of management. We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance.